UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2011

DEMANDTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33634 (Commission File Number)	94-3344761 (I.R.S. Employer Identification Number)

One Franklin Parkway, Building 910
San Mateo, CA 94403

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 645-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 9, 2011, DemandTec, Inc. (“DemandTec”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with M-Factor, Inc., a Delaware corporation (“M-Factor”), Mogul Merger Sub, Inc., a newly formed and wholly-owned Delaware subsidiary of DemandTec (“Merger Sub”), and Shareholder Representative Services LLC, as Stockholders’ Representative. The Merger Agreement provides for the merger of Merger Sub with and into M-Factor, with M-Factor continuing as the surviving corporation and wholly-owned subsidiary of DemandTec (the “Merger”).

Under the terms of the Merger Agreement, DemandTec will acquire all of the outstanding equity interests of M-Factor, a privately-held company, for $9.5 million in cash.

Pursuant to the Merger Agreement, $500,000 of the cash consideration otherwise payable at closing will be withheld by DemandTec to secure potential indemnification obligations of M-Factor investors. This holdback amount, to the extent not used to satisfy the indemnity obligations, will be released after sixteen months.

The Merger has been approved by the boards of directors of both DemandTec and M-Factor. The transaction is subject to certain approvals and satisfaction of customary closing conditions. DemandTec expects the Merger to close in March 2011, the first month of the first quarter of DemandTec’s fiscal year 2012.

The press release announcing DemandTec entering into the Merger Agreement is attached as Exhibit 99.1 to this current report on Form 8-K and the information contained therein is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
Exhibit 99.1	Press Release of DemandTec, Inc. dated March 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDTEC, INC.

DATE: March 9, 2011	By:	/s/ Michael J. McAdam
Michael J. McAdam
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Exhibit
Exhibit 99.1	Press Release of DemandTec, Inc. dated March 9, 2011.